Exhibit 99.1

Company Contact:	Joe Scirocco
Chief Financial Officer
Quiksilver, Inc.
(714) 889-2200

Investor Relations:	Chad A. Jacobs, Joe Teklits
Integrated Corporate Relations
(203) 682-8200
— Quiksilver, Inc. Reports Fiscal 2007 Second Quarter Financial Results —
Huntington Beach, California, June 7, 2007 — Quiksilver, Inc. (NYSE:ZQK) today announced operating results for the second quarter ended April 30, 2007. Consolidated net revenues for the second quarter of fiscal 2007 increased 17% to $603.8 million from $516.9 million in the second quarter of fiscal 2006. Consolidated net loss for the second quarter of fiscal 2007 was $4.8 million compared to net income of $3.7 million the year before. Second quarter fully diluted (loss) earnings per share was $(0.04) versus $0.03 for the second quarter of fiscal 2006.
Robert B. McKnight, Jr., Chairman of the Board and Chief Executive Officer of Quiksilver, Inc., commented, “We finished the quarter in line with our revised plan and we are very confident with the direction of our business over the longer term. While clearly our opportunity, to some degree, is dependent on a normal winter season, we have positioned ourselves for improved results in our Rossignol and Cleveland Golf businesses. We have rationalized our infrastructure, streamlined our industrial base, and strengthened our organization. At the same time, we are extremely pleased with the strength that continues to be evident in our apparel and footwear operations.”
Net revenues in the Americas increased 12% during the second quarter of fiscal 2007 to $279.8 million from $250.0 million in the second quarter of fiscal 2006. As measured in U.S. dollars and reported in the financial statements, European net revenues increased 24% during the second quarter of fiscal 2007 to $268.8 million from $217.1 million in the second quarter of fiscal 2006. As measured in euros, European net revenues increased 13% for those same periods. Asia/Pacific net revenues increased 12% to $54.0 million in the second quarter of fiscal 2007 from $48.2 million in the second quarter of fiscal 2006. As measured in Australian dollars, Asia/Pacific net revenues increased 3% for those same periods.
Consolidated inventories increased 15% to $463.3 million at April 30, 2007 from $402.0 million at April 30, 2006. Consolidated trade accounts receivable increased 25% to $603.7 million at April 30, 2007 from $483.0 million at April 30, 2006.
Bernard Mariette, the Company’s President, commented, “We are tremendously pleased with the performance from our core apparel business in each of our territories. Quiksilver, Roxy, and DC continue to experience healthy growth and profitability. In order to maximize the financial opportunity associated with the performance of these marquis lifestyle brands, we are working hard to improve our sourcing efficiencies and to implement other cost synergies. Over the next few years, our focus will be to complete our transformation from a multi-national company to a truly global organization and to unlock the associated financial benefits.”
The Company said it continues to expect fiscal 2007 annual revenues of approximately $2.5 billion and fiscal 2007 annual diluted earnings per share of $0.53. The Company noted, however, that it expects a change to its previous quarterly estimates, in which earnings per share of $0.03 would shift from the third to the fourth fiscal quarter.

Quiksilver, Inc. 2007 Second Quarter Results
June 7, 2007

About Quiksilver:
Quiksilver, Inc. (NYSE:ZQK) is the world’s leading outdoor sports lifestyle company, which designs, produces and distributes a diversified mix of branded apparel, wintersports and golf equipment, footwear, accessories and related products. The Company’s apparel and footwear brands represent a casual lifestyle for young-minded people that connect with its boardriding culture and heritage, while its wintersports and golf brands symbolize a long standing commitment to technical expertise and competitive success on the mountains and on the links.
The reputation of Quiksilver’s brands is based on different outdoor sports. The Company’s Quiksilver, Roxy, DC Shoes and Hawk brands are synonymous with the heritage and culture of surfing, skateboarding and snowboarding, and its beach and water oriented swimwear brands include Raisins, Radio Fiji and Leilani. The Rossignol, Dynastar, Lange, Look and Kerma brands are leaders in the alpine ski market, and the Company makes snowboarding equipment under its Rossignol, Dynastar, DC Shoes, Roxy, Lib Technologies, Gnu and Bent Metal labels. The Company’s golf business includes Cleveland Golf, as well as Never Compromise putters and Fidra apparel. Gotcha is the Company’s surf-based European brand addressing street fashion.
The Company’s products are sold in over 90 countries in a wide range of distribution, including surf shops, ski shops, skateboard shops, snowboard shops, its proprietary Boardriders Club shops, other specialty stores and select department stores. Quiksilver’s corporate and Americas’ headquarters are in Huntington Beach, California, while its European headquarters are in St. Jean de Luz and Voiron, France, and its Asia/Pacific headquarters are in Torquay, Australia.
Forward looking statements:
This press release contains forward-looking statements including but not limited to statements regarding the company’s financial forecast, earnings and revenue guidance and the success of the Rossignol integration activities. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Please refer to Quiksilver’s SEC filings for more information on the risk factors that could cause actual results to differ materially from expectations, specifically the section titled “Forward-Looking Statements” in Quiksilver’s Annual Report on Form 10-K.
* * * * *
NOTE: For further information about Quiksilver, Inc., you are invited to take a look at our world at www.quiksilver.com,
www.roxy.com, www.dcshoecousa.com, www.quiksilveredition.com, www.hawkclothing.com,
www.rossignol.com, www.dynastar.com,
www.clevelandgolf.com, and www.fidragolf.com.

Quiksilver, Inc. 2007 Second Quarter Results
June 7, 2007

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended April 30,
In thousands, except per share amounts	2007	2006
Revenues, net	$603,799	$516,928
Cost of goods sold	332,936	282,438

Gross profit	270,863	234,490

Selling, general and administrative expense	262,082	215,838

Operating income	8,781	18,652

Interest expense	14,789	11,949
Foreign currency loss (gain)	1,473	(496)
Minority interest and other expense	(457)	1,637

(Loss) income before (benefit) provision for income taxes	(7,024)	5,562

(Benefit) provision for income taxes	(2,224)	1,833

Net (loss) income	$(4,800)	$3,729

Net (loss) income per share	$(0.04)	$0.03

Net (loss) income per share, assuming dilution	$(0.04)	$0.03

Weighted average common shares outstanding	123,596	122,018

Weighted average common shares outstanding, assuming dilution	123,596	127,790

Quiksilver, Inc. 2007 Second Quarter Results
June 7, 2007

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Six Months Ended April 30,
In thousands, except per share amounts	2007	2006
Revenues, net	$1,156,323	$1,058,070
Cost of goods sold	627,109	575,019

Gross profit	529,214	483,051

Selling, general and administrative expense	501,301	427,143

Operating income	27,913	55,908

Interest expense	30,343	24,540
Foreign currency loss (gain)	3,416	(993)
Minority interest and other expense	(2,148)	411

(Loss) income before provision for income taxes	(3,698)	31,950

(Benefit) provision for income taxes	(1,373)	9,618

Net (loss) income	$(2,325)	$22,332

Net (loss) income per share	$(0.02)	$0.18

Net (loss) income per share, assuming dilution	$(0.02)	$0.18

Weighted average common shares outstanding	123,323	121,721

Weighted average common shares outstanding, assuming dilution	123,323	127,479

Quiksilver, Inc. 2007 Second Quarter Results
June 7, 2007

CONSOLIDATED BALANCE SHEETS (Unaudited)

	April 30,	April 30,
In thousands	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$64,455	$96,818
Trade accounts receivable, less allowance for doubtful accounts of $34,339 (2007) and $31,952 (2006)	603,650	482,978
Other receivables	42,885	26,633
Inventories	463,313	402,033
Deferred income taxes	93,281	44,220
Prepaid expenses and other current assets	34,459	26,017

Total current assets	1,302,043	1,078,699

Fixed assets, net	313,756	266,096
Intangibles, net	255,529	247,482
Goodwill	547,377	475,730
Other assets	42,741	45,464
Assets held for sale	19,494	18,944

Total assets	$2,480,940	$2,132,415

LIABILITIES & STOCKHOLDERS’ EQUITY

Current Liabilities:
Lines of credit	$268,500	$205,471
Accounts payable	226,728	197,193
Accrued liabilities	163,980	147,556
Current portion of long-term debt	26,108	16,267
Income taxes payable	748	—

Total current liabilities	686,064	566,487

Long-term debt	745,857	684,800
Deferred income taxes and other long-term liabilities	98,463	74,340

Total liabilities	1,530,384	1,325,627

Minority interest	10,072	10,353

Stockholders’ equity:
Preferred stock	—	—
Common stock	1,274	1,252
Additional paid-in capital	290,627	261,734
Treasury stock	(6,778)	(6,778)
Retained earnings	556,734	488,375
Accumulated other comprehensive income	98,627	51,852

Total stockholders’ equity	940,484	796,435

Total liabilities & stockholders’ equity	$2,480,940	$2,132,415

Quiksilver, Inc. 2007 Second Quarter Results
June 7, 2007

Information related to operating segments is as follows:

	Three Months Ended April 30,
In thousands	2007	2006
Revenues, net:
Americas	$279,810	$250,042
Europe	268,829	217,149
Asia/Pacific	53,957	48,247
Corporate operations	1,203	1,490

	$603,799	$516,928

Gross Profit:
Americas	$111,274	$103,166
Europe	133,040	108,512
Asia/Pacific	25,501	22,045
Corporate operations	1,048	767

	$270,863	$234,490

SG&A Expense:
Americas	$99,363	$81,509
Europe	118,952	96,162
Asia/Pacific	27,902	24,334
Corporate operations	15,865	13,833

	$262,082	$215,838

Operating Income:
Americas	$11,911	$21,657
Europe	14,088	12,350
Asia/Pacific	(2,401)	(2,289)
Corporate operations	(14,817)	(13,066)

	$8,781	$18,652

Revenues by classification within operating segments are as follows:

	Three Months Ended April 30,
	2007			2006
	Apparel	Equipment		Apparel	Equipment
In thousands	Brands	Brands	Total	Brands	Brands	Total
Americas	$235,724	$44,086	$279,810	$200,242	$49,800	$250,042
Europe	232,587	36,242	268,829	184,149	33,000	217,149
Asia/Pacific	50,821	3,136	53,957	44,147	4,100	48,247
Corporate operations	—	—	1,203	—	—	1,490

	$519,132	$83,464	$603,799	$428,538	$86,900	$516,928